                                    EXHIBIT 5

                                  March 1, 2000


AirNet Communications Corporation
100 Rialto Place, Suite 300
Melbourne, Florida 32901

Ladies and Gentlemen:

We have acted as counsel for AirNet Communications Corporation, a Delaware corporation (the "Company"), in connection with the registration of 2,950,000 shares (the "Shares") of Common Stock, $.001 par value (the "Common Stock"), issuable upon the exercise of outstanding stock options granted, or which may be granted, pursuant to the AirNet Communications Corporation 1999 Equity Incentive Plan (the "Plan").

In connection with this opinion, we have examined the Registration Statement on Form S-8 filed with the Securities and Exchange Commission pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended, on the date hereof (the "Registration Statement"), relating to the above-mentioned registration. In addition, we have examined such corporate records, certificates and other documents, and reviewed such questions of law, as we have deemed necessary or advisable in order to enable us to render the opinion contained herein.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to unsigned documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing, we are of the opinion that the Shares being registered under the Registration Statement, when issued and paid for as contemplated by the Plan and applicable stock option agreement, assuming proper execution of the stock certificates therefor, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder.

                                                Very truly yours,



                                                 /s/ Edwards & Angell, LLP
                                                 ------------------------------
                                                 EDWARDS & ANGELL, LLP